Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

FIRST QUARTER RESULTS

Malvern, PA, April 26, 2011 -- Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.25 per share for the quarter ended March 31, 2011, compared to $0.26 per share (diluted) for the quarter ended March 31, 2010.

Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2011 was $0.64 per share, compared to $0.64 per share for the first quarter of 2010. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the first quarter include termination fees of $0.3 million, and $2.7 million of additional compensation expense due to the accelerated vesting of long-term incentive compensation due to the years of service and ages of certain employees.

“The real estate markets continue to improve.  Fundamentals are on a slow, steady pace forward and now are supporting selective development. We therefore anticipate $200-$300 million in development starts this year,” said Bill Hankowsky, chairman and chief executive officer. “In addition, the robust transaction market will now provide for $300-$400 million in 2011 property sales and $100-$200 million in acquisitions. These increased activity levels will allow us to accelerate our portfolio repositioning strategy to increase industrial weighting and decrease suburban office weighting.”

Portfolio Performance

Leasing: At March 31, 2011 Liberty’s in-service portfolio of 79.6 million square feet was 88.7% occupied, unchanged from the end of the previous quarter. During the quarter, Liberty completed lease transactions totaling 3.4 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 3.4% on a cash basis and increased by 1.4% on a straight line basis for the first quarter of 2011 compared to the same quarter in 2010.

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Liberty Property Trust

First Quarter 2011 Earnings

Real Estate Investments

Development: During the first quarter, Liberty commenced development of a 205,170 square foot office building, 100 percent pre-leased to GlaxoSmithKline, at the Philadelphia Navy Yard; and two flex buildings totaling 103,000 square feet which are 22 percent pre-leased, also located at the Philadelphia Navy Yard. These three properties represent a total investment of $95.7 million, and are expected to yield 10.5 percent upon completion.

Acquisitions: Liberty acquired no properties during the quarter.

Dispositions: During the quarter, Liberty sold one operating property, containing 30,000 square feet, for $3.6 million.

Capital and Balance Sheet Management

During the quarter, Liberty repaid its 7.25 percent senior notes due March 2011 in the amount of $246.5 million.

Earnings Outlook

Consistent with our updated expectation for dispositions, acquisitions, and development starts, Liberty expects to report revised funds from operations for 2011 in the range of $2.50 - $2.65 per share. A reconciliation of FFO to GAAP net income is below:

	Original		Revised

	Low	High	Low	High
Projected net income per share	$ 1.12	$ 1.24	$ 1.45	$ 1.50
Depreciation and amortization of unconsolidated joint ventures	0.12	0.14	0.12	0.14
Depreciation and amortization	1.46	1.50	1.40	1.44
Gain on property dispositions	(0.10)	(0.08)	(0.47)	(0.43)

Projected funds from operations per share	$ 2.60	$ 2.80	$ 2.50	$ 2.65

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 80 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.

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Liberty Property Trust

First Quarter 2011 Earnings

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 26, 2011, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691.  The passcode needed to access the call is 61186685. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants, using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

March 31, 2011

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2011	March 31, 2010
	(unaudited)
Operating Revenue
Rental	$122,588	$122,963
Operating expense reimbursement	56,020	55,103
Total operating revenue	178,608	178,066

Operating Expenses
Rental property	35,862	37,422
Real estate taxes	21,020	21,341
General and administrative	15,965	14,867
Depreciation and amortization	42,242	40,560
Total operating expenses	115,089	114,190

Operating Income	63,519	63,876

Other Income/Expense
Interest and other	2,676	2,774
Interest	(34,778)	(36,260)
Total other income/expense	(32,102)	(33,486)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	31,417	30,390
Gain on property dispositions	1,161	768
Income taxes	(550)	(452)
Equity in earnings of unconsolidated joint ventures	534	394

Income from continuing operations	32,562	31,100

Discontinued operations (including net gain on property dispositions of $470 and $2,862 for the quarters ended March 31, 2011 and 2010)	2,381	4,722
Net Income	34,943	35,822
Noncontrolling interest - operating partnerships	(6,235)	(6,283)
Noncontrolling interest - consolidated joint ventures	201	12
Net Income available to common shareholders	$28,909	$29,551

Basic income per common share
Continuing operations	$0.23	$0.22
Discontinued operations	$0.02	$0.04
Total basic income per common share	$0.25	$0.26

Diluted income per common share
Continuing operations	$0.23	$0.22
Discontinued operations	$0.02	$0.04
Total diluted income per common share	$0.25	$0.26

Weighted average shares
Basic	114,013	112,341
Diluted	114,766	112,955

Amounts attributable to common shareholders
Income from continuing operations	$26,607	$24,988
Discontinued operations	2,302	4,563
Net income	$28,909	$29,551

Liberty Property Trust

Statement of Funds From Operations

March 31, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2011		March 31, 2010
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$28,909	$0.25	$29,551	$0.26

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,649		4,059
Depreciation and amortization	43,971		42,449
Gain on property dispositions	(1,019)		(2,664)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,541)		(1,478)
Funds from operations available to common shareholders - basic	$73,969	$0.65	$71,917	$0.64

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$28,909	$0.25	$29,551	$0.26

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,649		4,059
Depreciation and amortization	43,971		42,449
Gain on property dispositions	(1,019)		(2,664)
Noncontrolling interest excluding preferred unit distributions	982		1,030
Funds from operations available to common shareholders - diluted	$76,492	$0.64	$74,425	$0.64

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	114,013		112,341
Dilutive shares for long term compensation plans	753		614
Diluted shares for net income calculations	114,766		112,955
Weighted average common units	3,929		3,961
Diluted shares for funds from operations calculations	118,695		116,916

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

March 31, 2011

(In thousands, except share amounts)

	March 31, 2011	December 31, 2010
Assets	(unaudited)
Real estate:
Land and land improvements	$837,039	$837,566
Building and improvements	4,192,100	4,180,811
Less: accumulated depreciation	(1,042,574)	(1,011,743)

Operating real estate	3,986,565	4,006,634

Development in progress	4,843	-
Land held for development	207,457	209,253

Net real estate	4,198,865	4,215,887

Cash and cash equivalents	32,711	108,409
Restricted cash	54,882	49,526
Accounts receivable	11,675	6,898
Deferred rent receivable	106,662	104,076
Deferred financing and leasing costs, net of accumulated amortization (2011, $116,429; 2010, $116,285)	134,413	135,893
Investments in and advances to unconsolidated joint ventures	176,617	171,916
Assets held for sale	198,631	198,569
Prepaid expenses and other assets	70,213	73,625

Total assets	$4,984,669	$5,064,799

Liabilities
Mortgage loans	$295,120	$320,679
Unsecured notes	1,792,643	2,039,143
Credit facility	200,000	-
Accounts payable	26,850	23,652
Accrued interest	33,477	29,821
Dividend and distributions payable	56,428	56,149
Other liabilities	149,605	156,803

Total liabilities	2,554,123	2,626,247

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 116,117,404 (includes 1,249,909 in treasury) and 115,530,608 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	116	116
Additional paid-in capital	2,576,783	2,560,193
Accumulated other comprehensive income (loss)	1,918	(155)
Distributions in excess of net income	(451,672)	(426,017)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2011 and December 31, 2010	(51,951)	(51,951)
Total shareholders’ equity	2,075,194	2,082,186

Noncontrolling interest - operating partnership
3,928,733 common units outstanding as of March 31, 2011 and December 31, 2010	66,808	67,621
9,740,000 preferred units outstanding as of March 31, 2011 and December 31, 2010	287,959	287,959
Noncontrolling interest - consolidated joint ventures	585	786

Total equity	2,430,546	2,438,552

Total liabilities & equity	$4,984,669	$5,064,799